SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2009

MERIDIAN INTERSTATE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-33898	20-4652200
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

10 Meridian Street, East Boston, Massachusetts		02128
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 567-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

On July 20, 2009, Meridian Interstate Bancorp, Inc. (the “Company”), the parent company of East Boston Savings Bank, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mt. Washington Cooperative Bank (“Mt. Washington”) pursuant to which Mt. Washington will merge with and into East Boston Savings Bank.

Depositors of Mt. Washington will become depositors of East Boston Savings Bank, and will have the same rights and privileges in Meridian Financial Services, Incorporated, the mutual holding company parent of the Company, as if their accounts had been established in East Boston Savings Bank on the date established at Mt. Washington.

As part of the transaction, the Company will issue additional shares of its common stock to Meridian Financial Services, Incorporated, in an amount based on the average of two independent valuations of the fair value of Mt. Washington.  These shares are expected to be issued immediately prior to completion of the merger.  In addition, the Company will contribute capital to East Boston Savings Bank following the merger if necessary for East Boston Savings Bank to remain well-capitalized under applicable regulatory capital standards.

If the merger is not consummated under certain circumstances, Mt. Washington has agreed to pay the Company a termination fee of $200,000 plus reasonable out-of-pocket expenses incurred by the Company.

The Merger Agreement contains usual and customary representations and warranties that the Company and Mt. Washington made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company and Mt. Washington, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties may have been used to allocate risk between the Company and Mt. Washington rather than establishing matters as facts.

The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval by the depositors of Mt. Washington.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 9.01.             Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)	Exhibits.

Exhibit 2
Agreement and Plan of Merger dated as of July 20, 2009 by and among Meridian Financial Services, Incorporated, Meridian Interstate Bancorp, Inc., East Boston Savings Bank and Mt. Washington Cooperative Bank

Exhibit 99	Press Release dated July 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MERIDIAN INTERSTATE BANCORP, INC.

DATE: July 24, 2009	By:	\s\ Richard J. Gavegnano
Richard J. Gavegnano
Chairman and Chief Executive Officer